Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

BurgerFi International, Inc.

North Palm Beach, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 28, 2021, relating to the consolidated financial statements of BurgerFi International, Inc. and Subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
West Palm Beach, Florida November 5, 2021